SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. _)


Filed by the Registrant   XX
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
XX       Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                Ichor Corporation
                (Names of Registrant as Specified in Its Charter)



    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

|_|   Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

         1)     Title of each class of securities to which transaction applies:

         2)     Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4)     Proposed maximum aggregate value of transaction:
         5)     Total fee paid:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
         2)       Form, Schedule or Registration Statement No.:
         3)       Filing Party:
         4)       Date Filed:

                                      PROXY

                                ICHOR CORPORATION
                         Suite 1250, 400 Burrard Street
                       Vancouver, British Columbia V6C 3A6

         This Proxy is solicited on behalf of the Board of Directors of Ichor Corporation.

         The undersigned hereby appoints Michael J. Smith and Rene Randall and each of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of ICHOR Corporation. held of record by the undersigned on April 29, 1997, at the annual meeting of shareholders to be held on June 27, 1997, or any adjournment thereof.

         1.       ELECTION OF DIRECTORS

                  FOR the nominees listed       WITHHOLD AUTHORITY to vote
                  below (except as marked       for the nominees listed
                  to the contrary below)  |_|   below                    |_|

(Instruction: To withhold authority to vote for a nominee, strike a line through the nominee's name in the list below.)

         Leonard Petersen

         2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

         Please sign exactly as name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ___________________________, 1997


                                               ___________________________
                                                Signature


                                                ___________________________
                                                Signature, if jointly held

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

                                ICHOR Corporation

                         Suite 1259, 400 Burrard Street
                       Vancouver, British Columbia V6C 3A6

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
ICHOR Corporation:

         Notice is hereby given that the Annual Meeting of Stockholders of ICHOR Corporation (the "Company") will be held at 8th Floor, 13 Route de Florissant, CH1211 Geneva, Switzerland at 10:00 a.m., Central Europe Time, June 27, 1997, for the following purposes:

         1.       To elect one (1) director of the Company.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on April 29, 1997, as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting.

                                     By Order of the Board of Directors


                                     Michael J. Smith
                                     President


May ___, 1997

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                                ICHOR Corporation

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation by the management of ICHOR Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders to be held at 8th Floor, 13 Route de Florissant, CH1211 Geneva, Switzerland on June 27, 1997, and any adjournments thereof. If the Proxy is properly executed and received by the Company prior to the meeting or any adjournment thereof, the shares of common stock ("Shares") represented by your Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for the nominees for director. The Proxy may be revoked at any time prior to its use by filing a written notice of revocation of Proxy or a later dated Proxy with the Secretary of the Company, Mr. Roy Zanatta, Suite 1250, 400 Burrard Street, Vancouver, British Columbia V6C 3A6, bearing a date later than the date of the Proxy or by attendance at the meeting and voting your Shares in person. If you attend the meeting and have submitted a Proxy, you need not revoke your Proxy and vote in person unless you elect to do so. The Proxy Statement and form of Proxy are being mailed to Stockholders commencing on or about May ___, 1997.

         The holders of a majority of the outstanding shares of common stock ("Shares") and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. Under applicable law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote for election of directors.

         Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers and regular employees of the Company without additional remuneration therefor. The Company may also reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding Proxies and Proxy materials to the beneficial owners of the Shares. All costs of solicitation of Proxies will be borne by the Company. The Company does not presently intend to employ any other party to assist in the solicitation process.

         The close of business on April 29, 1997, has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting.

         The holders of record of 4,922,720 Shares of the Company issued and outstanding on the Record Date will be entitled to one vote per Share at the meeting. Cumulative voting in the election of directors is not permitted. Directors will be elected by a plurality of votes cast at the meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Shares as of the Record Date by: (i) all persons known by the Company to own more than five percent of the outstanding Shares; and (ii) all of the Company's executive officers and directors. The following is based solely on statements on filings with the Securities and Exchange Commission or other reliable information.

  Name and Address                                    Number                        Percent of
 of Beneficial Owner                                 of Shares                  Outstanding Shares
Logan International Corp.(1)                         2,500,000                          50.3%
Suite 1250, 400 Burrard Street
Vancouver, British Columbia V6C 3A6

Drummond Financial Corporation(1)                    1,470,320                          29.9%
Suite 1250, 400 Burrard Street
Vancouver, British Columbia V6C 3A6

Michael J. Smith(2)                                     10,000                           *

Roy Zanatta(3)                                          16,000                           *

John M. Musacchio(4)                                   116,716                           2.3%

Edgar Berkey(3)                                         12,500                            *

Leonard Petersen(3)                                     10,000                            *

All executive officers and directors
 as a group (5 persons)                                159,216                           3.1%


*        less than 1%

     (1) Majority-owned  subsidiaries of MFC Bancorp Ltd. In addition,  Drummond
Financial   Corporation   owns  60,000  Series  B  Preferred   Shares  of  Logan
International Corp.

     (2) Represents vested stock options. In addition, Mr. Smith is the President and a director of each of MFC Bancorp Ltd., Logan International Corp.
and Drummond Financial Corporation and thus may be deemed to be the beneficial owner of the shares of the Company owned by Logan International Corp. and Drummond Financial Corporation.

     (3) Represents vested stock options.

     (4) Includes vested stock options to acquire 116,666 shares.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The number of directors of the Company is established at five. The votes of a plurality of the Shares present in person or by Proxy at the Annual Meeting are required to elect the directors.

         The Board of Directors is divided into three classes. Pursuant to the Bylaws of the Company, two (2) directors will serve until the 1998 annual meeting, two (2) directors will serve until the 1999 annual meeting and one (1) director is to be elected at this Annual Meeting to serve until the annual meeting in 2000.

         The nominee, Mr. Leonard Petersen, presently serves as a director and has indicated that he is willing and able to serve as a director following the Annual Meeting. If Mr. Petersen is unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Proxies received by the Company on which no designation is made will be voted FOR the nominee.

Directors

         The following table sets forth information regarding each nominee for election as a Director and each Director whose term of office will continue after the Annual Meeting.

                                                                          Expiration of
Name                       Current Position with the Company  Age      Term as a Director
Michael J. Smith  President, Chief Financial Officer,
                  Treasurer and Director                      49             1998
Roy Zanatta       Secretary and Director                      32             1998
Leonard Petersen  Director                                    43             1997
Edgar Berkey      Director                                    56             1999
John Musacchio    Chief Operating Officer and Director        49             1999


     Michael J. Smith became a director of the Company during 1996 and President and Chief Financial Officer of the Company on January 10, 1997. Mr. Smith is the President, Chief Financial Officer of MFC Bancorp Ltd. He was Chief Financial Officer of Mercer International from May 1988 until 1996. Mr. Smith is Chief Executive Officer, Chief Financial Officer and a director of Logan International Corp. and of Drummond Financial Corporation.

     Roy Zanatta. Mr. Zanatta is currently an employee and director of MFC Bancorp Ltd., and has been associated with MFC Bancorp Ltd. in various capacities since 1993. Mr. Zanatta joined Drummond Financial Corporation as Secretary in March 1995 and became a Vice-President in May 1995. During 1992 and 1993, he was employed as a management consultant by the British Columbia Hydro and Power Authority, a major electric utility. From 1991 to 1992, Mr. Zanatta was employed as a project manager with the Canadian Standards Association. Mr. Zanatta earned a B.Sc. Degree in 1987 from the University of British Columbia, and an M.B.A. from McGill University in 1991.

     Leonard Petersen has been a director of the Company since 1996. Since 1990, he has served as a director and a senior officer of Pemcorp Management, Inc. He was a chartered accountant with Davidson & Company from 1987 to 1990. Mr. Peterson is a director of Drummond Financial Corporation and Logan International Corp.

     Edgar Berkey has served in his current position as President of Center for Hazardous Materials Research, a not-for-profit corporation which conducts applied research, training, education and international technology projects on government and industrial problems involving hazardous materials and waste, since 1988. He has also served as President of National Environmental Technology Applications Corporation, a not-for-profit corporation which facilitates the commercialization of environmental technologies developed by the public and private sectors since 1989.

     John Musacchio was President of the Company from July 1994 until January 10, 1997. Mr. Musacchio served as Vice President - Technical Services of PDGE from November 1992 until July 1994. In this position he was responsible for PDGE's remediation business. From 1984 until November 1992, Mr. Musacchio was a partner at Paul C. Rizzo Associates, Inc., an environmental consulting firm. During that period he served as Director, Senior Vice President and Chief Operating Officer of that corporation.

     During the fiscal year ended December 31, 1996, the Board of Directors held 5 board meetings and acted by written consent on three occasions. Each Director attended at least 75% of the board meetings.

Committees of the Board

     The Company has established an audit committee. The function of the Audit Committee is to meet with and review the results of the audit of the Company's financial statements performed by the independent public accountants and to recommend the selection of independent public accountants. The members of the audit committee are Mr. Zanatta, Mr. Smith and Mr. Petersen. The audit committee did not meet during 1996.

     The Company has also established a Compensation Committee. The members of the Compensation Committee are Mr. Zanatta and Mr. Smith. The primary duty of the Compensation Committee is to grant stock options under the Company's Stock Option Plan and to review the performance of management and make recommendations with respect to management compensation award bonuses to employees and consultants under the Company's Incentive Bonus Plan. The Compensation Committee did not meet during 1996.

     The Company does not have a Nominating Committee.

Executive Compensation

     The following table sets forth information on the annual compensation for each of the Company's last three fiscal years of the chief executive officer ( the "CEO") and each of the Company's four most highly compensated executive officers other than the CEO who received aggregate annual remuneration from the Company in excess of $100,000 during the fiscal year ended December 31, 1996 (collectively, with the CEO, the "Named Executive Officers").

                                                                                        Long-Term
                                            Annual Compensation                       Compensation
                          -----------------------------------------------------       -------------
                                                                                       Securities
                                                                    Other Annual       Underlying       All Other
   Name and Principal                                               Compensation        Options/        Compensa-
           Position         Year(1)     Salary($)     Bonus($)            ($)             SARs(#)        tion($)
------     ---------        -------     ---------     --------    -----   ----      ---   -------     -- -------

John M. Musacchio,         1996             114,960       0               0                                 0
President                  1996             115,842       0               0                  100,000        0
                           1995             115,842       0               0                        0        0


     (1) Represents the eleven month period from February 1 through December 31.
Effective February 1, 1996, the Company changed its fiscal year to a calendar year. Prior to that, the Company's fiscal year ended January 31.

     (2) Effective January 10, 1997, Mr. Musacchio ceased to be President of the
Company and became Chief Operating Officer.


Stock Options

     Grants of Stock Options. There were no stock grants to the Named Executive Officers during fiscal 1996.

     Option Exercises; Outstanding Options. The table below provides information on exercises of options during 1996 by the Named Executive Officers and information with respect to unexercised options held by the Named Executive Officers at December 31, 1996.

             Aggregated Option/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-End Option/SAR Values

                                                                       Number of Securities   Value of Unexercised
                                                                            Underlying            in-the-money
                                                                            Unexercised          Options/SARs at
                                                                          Options/SARs at      Fiscal Year-End ($)
                                                                        Fiscal Year-End (#)       Exercisable/
                            Shares Acquired on                             Exercisable/           Unexercisable
   Name                      on Exercise (#)      Value Realized ($)       Unexercisable

John Musacchio                        0                     0               116,666/3,334         94/791/2,709


Compensation of Directors

         The outside directors of the Company receive $500 for each meeting they attend plus reimbursement for their actual expenses incurred in amending such meetings. In addition, the Company has established the 1994 Amended Stock Option Plan (the "1994 Plan") which provides for the grants of options to employee and non-employee directors.

         Pursuant to the 1994 Plan, each non-employee director is automatically granted an option to purchase 10,000 shares upon becoming a director. Each director who has served for at least 12 months will automatically be granted an additional option to purchase 1,250 shares on the fifth business day following the Company's annual meeting of shareholders. Options granted to non-employee directors are exercisable immediately upon grant and for a period of ten years thereafter. No non-employee director may be awarded more than 15,000 options.

         Options granted to non-employee directors have a per share exercise price equal to at least the fair market value of a share of the Company's Common Stock at the time the option is granted. Options granted to non-employee directors terminate ten years from grant, unless the termination is due to the director's death, in which event the exercise period is one year following death, but not beyond the original maximum term of the option. During the fiscal year ended December 31, 1996, Messrs. Petersen, Smith and Zanatta were each granted options to purchase 10,000 shares of Common Stock and Mr. Berkey was granted options to purchase 1,250 shares of Common Stock.

         Employee directors are not compensated in their role as directors.

Report of the Directors on Executive Compensation

         The Company's approach to executive compensation is designed to enable it to recruit, retain and motivate executives to achieve the Company's performance objectives and to increase shareholder value. The Company currently determines executive compensation using a number of different criteria. Each executive officer's individual performance and area of responsibility is evaluated on an annual basis in relation to base salary, comparative compensation surveys which include benefits and the Company's long-term incentive compensation plans.

         Performance management reviews are conducted periodically for all employees of the Company and executive officers. Individual goals are established at that time, incorporating the overall strategic plans and objectives of the Company. The performance review focuses on an executive officer's specific area of responsibility, accomplishments and contributions as they relate to both personal performance and the Company's overall performance.

         The basic benefits offered to executive officers, which include participation in the Company's 401k Plan, group health insurance, group term life insurance and disability insurance, are the same as those provided to other employees of the Corporation. Additionally, certain executive officers are provided with automobile allowances and club memberships which are used for both business and personal purposes.

         Executive officers of the Company are eligible to participate in the Company's 1994 Plan. The Compensation Committee approves periodic grants of options to executive officers under the 1994 Plan as part of the performance review process.

         The 1996 compensation of the Company's President, Mr. Musacchio, was maintained at the level specified in his employment agreement. No bonus or stock options were awarded to Mr. Musacchio in 1996.

         This report was approved by the Compensation Committee.

         Roy Zanatta       Michael Smith

Performance Graph

         The graph on the next page compares the value of the Common Stock to the NASDAQ market index and an industry index representing peer issuers. Each of the total cumulative total returns presented assumes a $100.00 investment on February 9, 1995, the date of the Company's initial public offering and reinvestment of dividends. The industry index of peer issuers is comprised of the following securities: EA Engineering Science & Technology; EMCON; Groundwater Technology, Inc.; GZA Geoenvironmental Technologies, Inc.; Handex Corp.; International Technology Corp.; OHM Corp.; Omega Environmental, Inc.; Sevenson Environmental; and Roy F. Weston.

                                                    ICHOR                                                   NASDAQ
                                                 CORPORATION                  PEER GROUP                 MARKET INDEX
 2/09/1995                                          100.00                      100.00                       100.00
 4/28/1995                                           55.56                      102.76                       111.12
 7/31/1995                                           31.94                      109.63                       125.33
10/31/1995                                           19.44                       96.89                       127.51
 1/31/1995                                           27.78                       85.80                       128.12
 4/30/1996                                           30.56                       89.57                       143.67
 7/31/1996                                           20.83                       73.74                       131.27
 9/30/1996                                           14.58                       80.13                       147.71
12/31/1996                                           37.50                       78.86                       154.56


Section 16(a) Beneficial Ownership Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such reports they file.

         Based solely on the review of the copies of such reports received by the Company, the Company believes that, with respect to its fiscal year ended December 31, 1996, all of its executive officers, directors and 10% shareholders filed all required reports under Section 16(a) in a timely manner.

                      INDEPENDENT ACCOUNTANTS AND AUDITORS

         Peterson Sullivan P.L.L.C., Certified Public Accountants, has been selected by the Board of Directors to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1997. Peterson Sullivan P.L.L.C. examined the consolidated financial statements of the Company and its subsidiaries for the eleven months ended December 31, 1996. Representatives of Peterson Sullivan P.L.L.C.
are not expected to be present at the Annual Meeting.

                          FUTURE STOCKHOLDER PROPOSALS

         Any proposal which a Stockholder intends to present at the next Annual Meeting of Stockholders must be received by the Company on or before December 31, 1997.


                                  OTHER MATTERS

         The Board of Directors knows of no matter other than those mentioned in the Proxy Statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the Proxy holders to vote the Proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, the Board of Directors may adjourn the meeting to a later date and solicit additional Proxies. If a vote is required to approve such adjournment, the Proxies will be voted in favor of such adjournment.

         A copy of the Company's annual report to the Securities and Exchange Commission will be provided to Stockholders without charge upon written request directed to the Company.

         By order of the Board of Directors.

         DATE:  May ___, 1997.